-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM 8-K

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 24, 2003


                                True Health, INC.
             (Exact name of registrant as specified in its charter)

                                      UTAH
          (State or other jurisdiction of incorporation or organization)

                   000-30351                          75-2263732
          (Commission File Number)      (IRS Employer Identification Number)

                           Kelsy House, 77 High Street
                          Beckenham, Kent, UK. BR3 1AN
                    (Address of principal executive offices)

                          David Francis, Chairman & CEO
                                True Health, Inc.
                           Kelsy House, 77 High Street
                          Beckenham, Kent, UK. BR3 1AN
                     (Name and address of agent for service)

                           (44) (0) 208 658 9575
           (Telephone number, including area code of agent for service)



-------------------------------------------------------------------------------

Item 7.  Financial Statements and Exhibits.

         Financial Statements

                  Attached

         Exhibits

                  None



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          True Health, INC.



                                          By: /s/David Francis
                                             -----------------------------------
                                               David Francis, President and CEO


Date:  September 24, 2003








                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors
  Westmeria Health Care Limited
  Beckenham, Kent, United Kingdom

We have audited the accompanying balance sheet of Westmeria Health Care Limited as of January 31, 2003 and the related statements of operations, stockholders' deficit and cash flows for each of the two years then ended. These financial statements are the responsibility of Westmeria's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westmeria Health Care Limited as of January 31, 2003 and the results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Westmeria will continue as a going concern. As shown in the financial statements, Westmeria incurred a net loss of $181,035 during the year ended January 31, 2003, and, as of that date, Westmeria's current liabilities exceeded its current assets by $121,987. These factors raise substantial doubt about Westmeria's ability to continue as a going concern. Management's plans in regard to these matters are described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


MALONE & BAILEY, PLLC
www.malone-bailey.com
Houston, Texas

September 3, 2003





                 See accompanying summary of accounting policies
                       and notes to financial statements.
                          WESTMERIA HEALTH CARE LIMITED
                                  BALANCE SHEET
                                January 31, 2003


                  ASSETS

Current Assets
  Cash                                                                 $     255
  Accounts receivable, net                                               210,030
  Inventory                                                              110,085
  Income tax refund receivable                                            25,719
  Other                                                                    2,113
                                                                       ---------
         Total Current Assets                                            348,202

Equipment, net of accumulated depreciation of $230,125                   230,444
                                                                       ---------
                                                                       $ 578,646
                                                                       =========

         LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Note payable to factor                                               $  89,029
  Current portion of notes payable                                        98,998
  Accounts payable                                                       111,008
  Accrued expenses                                                        68,864
  Advances from stockholders                                             102,290
                                                                       ---------
         Total Current Liabilities                                       470,189
Long-term portion of notes payable                                       173,783
                                                                       ---------
         Total Liabilities                                               643,972
                                                                       ---------

Commitments


Stockholders' Deficit
  Common stock, $.01 par value, 100,000,000
    shares authorized, 37,500,000
    shares issued and outstanding                                        375,000
  Accumulated deficit                                                  (440,264)
  Accumulated other comprehensive loss                                 (     62)
                                                                       ---------
         Total Stockholders' Deficit                                   ( 65,326)
                                                                       ---------
                                                                       $ 578,646
                                                                       =========






                          WESTMERIA HEALTH CARE LIMITED
                            STATEMENTS OF OPERATIONS
                      Years Ended January 31, 2003 and 2002

                                                                                    2003                   2002
                                                                                  ---------              ---------
Revenue
     - Equipment rentals and sales                                                 $ 762,889             $ 483,196
     - Gross fees from radiographer services                                         233,632                62,458
     - Other                                                                          35,368                27,611
                                                                                   ---------              --------
         Total Revenues                                                            1,031,889               573,265
                                                                                   ---------             ---------

Cost of equipment sold and radiographer services                                    294,762                 37,665
General and administrative                                                          827,803                338,517
Depreciation                                                                         98,603                 76,470
                                                                                  ---------               ---------
         Total operating expenses                                                 1,221,168                452,652
                                                                                  ---------               ---------
         Operating income (loss)                                                    (189,279)              120,613

Interest income                                                                          49
Interest expense                                                                  ( 14,423)               ( 16,524)
                                                                                  ---------               ---------
         Income (loss) before income taxes                                          (203,654)             104,089

Income tax expense (recovery)                                                       ( 23,619)              22,439
                                                                                  ---------                ---------
         NET INCOME (LOSS)                                                        $(181,035)               $  81,650
                                                                                  =========                =========

Basic and diluted earnings (loss) per share                                            $(.01)                $.01

Weighted average shares outstanding                                              37,500,000                  37,500,000






                          WESTMERIA HEALTH CARE LIMITED
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                      Years Ended January 31, 2003 and 2002

                                                                                        Accumulated
                                                                                           Other
                                                                                       Comprehensive
                                            Common Stock              Accumulated         Income
                                      Shares           Amount          (Deficit)          (Loss)         Totals
                                      ---------       --------        ---------          -------         --------
Balances,
    January 31, 2001                  37,500,000        $375,000      $(346,994)                         $ 28,006

Net income                                                                81,650                            81,650

Foreign currency
  translation                                                                              $(2,225)         (2,225)
                                                                                                          --------
    Comprehensive income                                                                                    79,425
                                       ---------         --------        ---------         -------        --------
Balances,
    January 31, 2002                  37,500,000         375,000          (265,344)         (2,225)        107,431

Imputed interest
  on stockholder
  loans                                                                     5,115                             5,115

Net loss                                                                  (180,035)                       (180,035)

Foreign currency
  translation                                                                                2,163           2,163
                                                                                                          --------
  Comprehensive loss                                                                                      (177,872)
                                       ---------        --------         ---------         -------        --------
Balances,
    January 31, 2003                   37,500,000        $375,000        $(440,264)        $(   62)       $(65,326)
                                       =========         ========         =========         =======        ========






                          WESTMERIA HEALTH CARE LIMITED
                             STATEMENTS OF CASH FLOW
                      Years Ended January 31, 2003 and 2002

                                                                                    2003                      2002
                                                                                  ---------               ---------
Cash Flows From Operating Activities
  Net income (loss)                                                               $(181,035)              $  81,650
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                                                      98,603                 76,470
    Imputed interest on shareholder debt                                               5,115
    Changes in:
         Accounts receivable                                                         (50,180)             ( 77,063)
         Inventory                                                                  (104,792)             (  4,528)
         Income tax refund receivable                                                (25,719)
         Other current assets                                                          2,118              (  3,052)
         Accounts payable                                                             91,957              (  6,658)
         Accrued expenses                                                             (22,942)              36,568
         Income taxes payable                                                        (25,822)               22,085
                                                                                  ---------               ---------
  Net Cash From (Used in) Operating Activities                                      (211,697)             125,472
                                                                                  ---------                ---------
Cash Flows Used in Investing Activities
  Purchase of equipment                                                            (105,965)             (110,004)
                                                                                  ---------                ---------
Cash Flows From Financing Activities
  Proceeds from stockholders                                                         180,237                29,799
  Net change in note payable to factor                                                89,029
  Proceeds on notes payable                                                           67,464                46,644
  Payments on notes payable                                                         ( 11,572)             ( 89,768)
                                                                                  ---------                ---------
  Net Cash From (Used in) Financing Activities                                       325,158              ( 13,326)
                                                                                  ---------              ---------
Effect of exchange rate changes on cash                                             (  7,241)             (  2,496)
                                                                                   ---------             ---------
Net change in cash                                                                      255               (    354)
Cash at beginning of year                                                                 0                    354
                                                                                  ---------               ---------
Cash at end of year                                                               $     255               $       0
                                                                                  =========               =========
Cash paid during the year for:
  Interest                                                                        $   9,726              $  16,524
  Income taxes                                                                       25,822






                          WESTMERIA HEALTH CARE LIMITED
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Westmeria Health Care Limited (Westmeria) was incorporated in England and Wales in 1996. Westmeria rents and sells equipment to hospitals, clinics and nursing homes. The equipment includes orthopedic mattresses, cushions, bed hoists, pumps and other bed accessories. Beginning in fiscal 2003, Westmeria also began placing and leasing radiographers (radiologists) with hospitals and clinics.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures. While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.

Cash Equivalents. Highly liquid investments with original maturities of three months or less are considered cash equivalents. There were no cash equivalents as of January 31, 2003 and 2002.

Revenue Recognition. Rental revenue is recognized over the rental term, generally by the month. Product sales are recognized when the product is shipped. For placed and leased personnel, revenue is recognized when all placement conditions have been met or as the leased employee performs services and wages or contractor payments are incurred.

Allowance For Doubtful Accounts. Westmeria analyzes current accounts receivable for an allowance for doubtful accounts based on historical bad debt, customer credit-worthiness, the current business environment and historical experience with the customer. The allowance includes specific reserves for accounts where collection is deemed to be no longer probable.

Inventories. Inventories are valued at the lower of first-in, first-out (FIFO) cost or market.

Long-lived Assets. Property and equipment are stated on the basis of historical cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. There were no impairment losses in fiscal 2003 or 2002.

Income Taxes. Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

Earnings per Share. Basic earnings per share equals net earnings divided by weighted average shares outstanding during the year. Diluted earnings per share include the impact of common stock equivalents using the treasury stock method when the effect is dilutive. There were no common stock equivalents during fiscal 2003 or 2002.

Segment reporting. Segment reporting is required where certain criteria are met, for U.S. public reporting companies, which Westmeria became on June 27, 2003 (see Note 9). Westmeria operates two lines of business, but its internal reporting does not formalize the separation of these two lines into separate reporting divisions for management purposes. Thus, discrete financial information by segment is not readily available and segment reporting is not required.

Foreign currency. Westmeria designates the United Kingdom pound as their functional currency because most transactions, including most inventory purchases and all sales are conducted in U.K. pounds. Transactions are translated to U.S. dollars for reporting purposes using current rates of exchange for assets and liabilities. Income and expense elements are translated at average rates that approximate the rates in effect on the transaction dates. Equity transactions are translated at historical rates.

Transactions in foreign currencies are recorded using the rate of exchange at the date of the transaction. There were no monetary assets or liabilities denominated in foreign currencies as of January 31, 2003 or 2002.

Recently issued accounting pronouncements. Westmeria does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its financial position, results of operations or cash flow.

Economic risk. All revenues are earned from the health care industry within the United Kingdom.


NOTE 2 - GOING CONCERN

From February 2003 through July 2003, Westmeria raised additional funding from stockholders of $111,171 to fund additional cash requirements of losses in the first 6 months of fiscal 2004. Sales have increased almost 400% from the same period in fiscal 2003. Management expects profits in the second half of the year.


NOTE 3 - PROPERTY AND EQUIPMENT

                                                            Depreciation
                                                                Lives
                                                            ------------
         Rental equipment      4 years                        $ 330,212
         Office equipment  3 - 5 years                        87,511
         Vehicles              4 years                        42,846
                                                              ---------
                                                              460,569
         Less:  accumulated depreciation                      (230,125)
                                                               ---------
                                                               $ 230,444
                                                                =========


NOTE 4 - NOTE PAYABLE TO FACTOR

Westmeria maintains a credit line with Venture Finance PLC (Venture) which involves the sale of Westmeria's eligible trade accounts receivable to Venture at a 0.4% discount rate, with 85% of each account available in cash. Interest is charged at prime + 1.75%. There are minimum per-quarter factoring fees. Accounts not promptly collected must be repurchased by Westmeria. Because of this mandatory recourse provision, this agreement is treated as a financing arrangement with the sold receivables carried as assets by Westmeria, and the net uncollected amount advanced by Venture to Westmeria as a loan. All discounts are treated as interest expense. The majority stockholder has personally guaranteed approximately $16,500 of this outstanding balance.


NOTE 5 - NOTES PAYABLE

  Credit line payable to HSBC Bank PLC in London, England, with interest at bank's prime rate + 2%, collateralized by substantially all assets and a personal guarantee by the majority shareholder, repayable in monthly installments of approximately $4,160 per month including interest. The maximum credit under this agreement is $215,059, and the
  agreement expires December 2007.                                                                   $215,059

  HSBC Bank PLC checking account overdraft credit line, limited to approximately
  $16,543 beyond the above credit line maximum amount, with interest payable at bank's prime rate + 2%, secured by substantially all assets, with no
  specific repayment terms.                                                                            31,634

  3 capitalized vehicle leases, with monthly payments due of approximately $722 including interest at 7 - 14% APR, collateralized by 3 vehicles with a cost of approximately
  $34,400.                                                                                             15,716

  Mastercard credit card balance owed to Bank of Scotland, and carried in the name of a key employee, no collateral, with
  interest at 14.9% APR, and approximately $5,400 credit limit.                                        10,372
                                                                                                     --------
         Total                                                                                       $272,781
         Less:  amounts due within one year                                                           (98,998)
                                                                                                     --------
         Long-term portion of notes payable                                                          $173,783
                                                                                                     ========

Future principal repayments are due in the years ended:
                                                                             January 31, 2005         $ 8,564
                                                                                         2006          49,920
                                                                                         2007          49,920
                                                                                         2008          15,379
                                                                                                     --------
                                                                                                     $173,783
                                                                                                     ========

NOTE 6 - AMOUNTS PAYABLE TO STOCKHOLDERS

The majority stockholder and several key employees have periodically advanced amounts to Westmeria for operating capital. These advances bear no interest, and an 8% imputed interest charge has been added as an increase to stockholders' equity. In June 2003, the key employees purchased 4,420,500 shares from the previously sole shareholder by exchanging $257,193 in amounts previously advanced to Westmeria. These advances were thus transferred to the majority stockholder who now holds all of this debt.


NOTE 7 - INCOME TAXES

Westmeria uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.

Income tax is composed of:
                                                                                  2003                 2002
                                                                                  ----------            ----------
         Current income tax (recovery)                                             $  (23,619)         $   22,439
         Deferred income tax                                                                0                    0
                                                                                  ----------            ----------
                                                                                   $  (23,619)          $   22,439
                                                                                  ==========            ==========

The following is a reconciliation of the effective income tax rate:

                                                                                  2003                 2002
                                                                                  ----------           ----------
United Kingdom statutory income tax rate                                                19.0%                 20.0%
Increase (decrease) in tax rate resulting from:
  Non-deductible expenses                                                                   1.6
  Limited by refundable taxes paid in prior years                                       (7.4)
                                                                                  ----------           ----------
                                                                                        11.6%                 21.6%
                                                                                  ==========           ==========

The net operating loss carryforward at January 31, 2003 is $95,000.


NOTE 8 - COMMITMENTS

Westmeria leases its facility under an operating lease agreement which expires in 2009. Total minimum rental commitments as of January 31, 2003 are $59,776 in 2004, $59,776 in 2005, $59,776 in 2006, and $179,328 thereafter. Total rent expense was $24,217 and $16,543 in 2003 and 2002, respectively.


NOTE 9 - MAJOR CUSTOMERS AND VENDORS

Westmeria sold 24% and 28% of fiscal 2003 and 2002 sales, respectively, to one customer. In 2003, Westmeria sold 14%, 11% and 10% of its sales to 3 other customers.

Westmeria purchased 11% and 10% from two major vendors during fiscal 2003.


NOTE 10 - SUBSEQUENT EVENT

Westmeria agreed to a reorganization with an inactive publicly-traded United States corporation, True Health, Inc. (True Health) on June 27, 2003. In this transaction, True Health announced that it had issued 40,485,000 shares to Westmeria shareholders. Immediately prior to this transaction, there were 7 key Westmeria employees who received 37,500,000 shares. The other 2,985,000 shares were issued to consultants. This common stock was issued in exchange for 100% of Westmeria's outstanding shares, with another 7,123,750 shares issued to consultants, or a total of 10,108,750 shares issued to consultants. Immediately prior to this transaction, there were 259,126 shares outstanding in True Health. After this transaction, and as of both June 27 and September 3, 2003, True Health now has 47,867,876 total shares outstanding. Westmeria became a wholly-owned subsidiary of True Health.

All share amounts for the 2 years ended January 31, 2003 have been restated to this 37,500,000 outstanding share figure.

Immediately prior to this transaction, the sole shareholder of Westmeria sold 4,420,500 of his personal Westmeria shares to key employees for $257,193 of prior amounts loaned to Westmeria, and issued another 728,250 shares to a key employee for past services performed. These shares issued for services have been recorded at the same approximately $.058 per share as the shares issued for cash, or $42,186. Because these transactions involve Westmeria shares and employees, these 5,148,750 shares will be shown as a deemed contribution by the sole shareholder to Westmeria and the debt transfer from these key employees to the now-majority shareholder as a deemed distribution.

Also in connection with this True Health transaction, 3,000,000 warrants were issued to consultants for services to be performed. 1,000,000 of these warrants are exercisable at $.001 per share, or $1,000. These warrants are recorded as compensation expense in June 2003 of $56,261. The other 2,000,000 warrants are at exercise prices ranging from $.40 to $1 per share, and no compensation expense will be recorded for them.



                          WESTMERIA HEALTH CARE LIMITED
                                  BALANCE SHEET
                                 April 30, 2003
                                   (unaudited)


                ASSETS

Current Assets
  Cash                                                                  $    734
  Accounts receivable, net                                               287,275
  Inventory                                                               86,622
  Income tax refund receivable                                            24,796
  Other                                                                   18,182
                                                                     -----------
         Total Current Assets                                            417,609

Equipment, net of accumulated depreciation                               230,495
                                                                     -----------
                                                                     $   648,104
                                                                     ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Note payable to factor                                              $   88,370
  Current portion of notes payable                                       143,577
  Accounts payable                                                       142,904
  Accrued expenses                                                        71,318
  Amounts payable to stockholder                                         213,841
                                                                     -----------
         Total Current Liabilities                                       660,010
Long-term portion of notes payable                                       161,140
                                                                     -----------
         Total Liabilities                                               821,150
                                                                     -----------

Commitments


Stockholders' Deficit
  Common stock, $.01 par value; 100,000,000 shares
    authorized; 37,500,000 shares issued and outstanding                 375,000
  Accumulated deficit                                                  (546,332)
  Accumulated other comprehensive loss                                   (1,714)
                                                                     -----------
                Total Stockholders' Deficit                            (173,046)
                                                                     -----------
                                                                     $   648,104
                                                                     ===========



                          WESTMERIA HEALTH CARE LIMITED
                            STATEMENTS OF OPERATIONS
                   Three Months Ended April 30, 2003 and 2002
                                   (unaudited)

                                                                                     Three Months Ended
                                                                                   2003                 2002
                                                                                  ----------           ---------
Revenue
- Equipment rentals and sales                                                       $316,299           $ 179,509
- Radiographer services and placement fees                                           244,068
- Other                                                                                7,876              10,847
                                                                                  ----------           ---------
                                                                                     568,243             190,356
                                                                                  ----------           ---------

Cost of sales                                                                        282,665              25,675
General and administrative                                                           357,582             158,706
Depreciation                                                                          27,911              19,881
                                                                                  ----------           ---------
  Total operating expenses                                                           668,158            204,262
                                                                                  ----------           ---------
         Net Operating Loss                                                         ( 99,915)           ( 13,906)

Interest income                                                                           19
Interest expense                                                                    ( 17,461)          (  1,943)
                                                                                  ----------           ---------
Net loss before taxes                                                               (117,357)          ( 15,849)

Income tax recovery                                                                 (  3,170)
                                                                                  ----------           ---------
Net Loss                                                                          $ (117,357)         $( 12,679)
                                                                                  ==========           =========

Basic and diluted loss
  per share                                                                       $(.00)               $(.00)

Weighted average shares
  outstanding                                                                       37,500,000           37,500,000



                          WESTMERIA HEALTH CARE LIMITED
                             STATEMENTS OF CASH FLOW
                   Three Months Ended April 30, 2003 and 2002
                                   (unaudited)

                                                                                 2003                       2002
                                                                                  ---------              ---------
Cash Flows From Operating Activities
  Net loss                                                                         $(117,357)            $( 12,679)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation                                                                      27,911                 19,881
    Imputed interest on shareholder notes payable                                      7,687
    Changes in:
         Accounts receivable                                                        ( 84,786)               10,912
      Income tax refund receivable                                                                         ( 3,231)
      Inventory                                                                       19,510
         Other current assets                                                       ( 16,145)                 (568)
         Accounts payable                                                             20,589                  2,575
      Accrued expenses                                                                20,220               ( 27,877)
                                                                                  ---------                ---------
  Net Cash Used In Operating Activities                                             (122,371)             ( 10,987)
                                                                                  ---------                ---------
Cash Flows Used in Investing Activities
  Purchase of equipment                                                            ( 36,330)               ( 26,556)
                                                                                  ---------                ---------
Cash Flows From Financing Activities
  Proceeds from stockholders                                                         115,224               103,696
  Net change in note payable to factor                                                 2,537
  Proceeds on notes payable                                                           56,148
  Payments on notes payable                                                         ( 14,417)             ( 37,281)
                                                                                   ---------             ---------
  Net Cash Provided By Financing Activities                                          159,492                66,415
                                                                                  ---------               ---------
Currency translation adjustment                                                     (    302)                  138
                                                                                   ---------             ---------
Net change in cash                                                                      489                 29,010
Cash at beginning of period                                                             255
                                                                                  ---------              ---------
Cash at end of period                                                              $   734               $  29,010
                                                                                  =========               =========




                          WESTMERIA HEALTH CARE LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                                   (unaudited)


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Westmeria Health Care Limited have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in True Health, Inc.'s significant acquisition statement filed with the SEC on Form 8-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year end 2003 as reported in the Form 8-K, have been omitted.


PRO FORMA UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The following pro forma balance sheet has been derived from the balance sheet of True Health, Inc. ("THI") at December 31, 2002 and adjusts such information to give effect to the acquisition of Westmeria Health Care Limited ("Westmeria"), a United Kingdom limited liability company, as if the acquisition had occurred at December 31, 2002. The pro forma financial statements are presented for informational purposes only and do not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2002. The pro forma financial statements should be read in conjunction with the notes thereto and each Company's consolidated financial statements and related notes thereto contained herein and in the True Health's latest annual report filed with the SEC.

Pro forma Consolidated Condensed Balance Sheet:

                                                 THI             Westmeria          DR (CR)            Pro forma
                                              12/31/02            1/31/03         Adjustments          12/31/02
                                              -----------        -----------       ----------         ----------
Current Assets
    Cash                                           $   868          $    255                             $   1,123
    Other                                                            347,947                               347,947
                                                ----------        ----------                            ----------
         Total Current Assets                          868           348,202                               349,070
                                                ----------        ----------                            ----------
Equipment, net                                                       230,444                               230,444
                                                ----------        ----------                            ----------
                                                    $  868        $  578,646                              $579,514
                                                ==========        ==========                            ==========


Liabilities
Accounts payable                                $   20,449        $  111,008                            $  131,457
Amounts payable to stockholder                                       102,290                               102,290
Other                                                                430,674                               430,674
                                                ----------        ----------                            ----------
  Total Liabilities                                 20,449           643,972                               664,421

Common stock, $.01 par
    value; 100,000,000 shares
  authorized
    - 258,393 shares
      outstanding                                    2,584                                2,584
  - 47,867,876 shares
      outstanding                                                                      (478,679)           478,679
Common stock, $1.46 par
    value; 1,000 shares
  authorized; 100 shares
  outstanding                                                            146                146                  0
    Paid in capital                              1,010,375            70,456         (1,440,290)        (  359,459
    Retained Deficit                            (1,032,540)       (  135,866)        (  964,341)        (  204,065)
  Accumulated other
    comprehensive loss                                            (       62)                           (       62)
                                                ----------        ----------                            ----------
                                                   (19,581)       (   65,326)                            1,540,632
                                                ----------        ----------                            ----------
                                                $      868        $  578,646                            $  579,514
                                               ==========          ==========                          ===========

NOTES TO PRO FORMA UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET

(1) The Closing Date of the Agreement and Plan of Reorganization between True Health, Inc. (THI) and Westmeria Health Care Limited (Westmeria) occurred June 27, 2003. In this transaction, True Health announced that it had issued 40,485,000 shares to Westmeria shareholders. Immediately prior to this transaction, there were 7 key Westmeria employees who received 37,500,000 shares. The other 2,985,000 shares were issued to consultants. This common stock was issued in exchange for 100% of Westmeria's outstanding shares, with another 7,123,750 shares issued to consultants, or a total of 10,108,750 shares issued to consultants. Immediately prior to this transaction, there were 259,126 shares outstanding in True Health. After this transaction, and as of both June 27 and September 3, 2003, True Health now has 47,867,876 total shares outstanding. Westmeria became a wholly-owned subsidiary of True Health.

All share amounts in the accompanying Westmeria January 2003 financial statements for the 2 years ended January 31, 2003 have been restated to this 37,500,000 outstanding share figure.

Immediately prior to this transaction, the sole shareholder of Westmeria sold 4,420,500 of his personal Westmeria shares to key employees for $257,193 of prior amounts loaned to Westmeria, and issued another 728,250 shares to a key employee for past services performed. These shares issued for services have been recorded at the same approximately $.058 per share as the shares issued for cash, or $42,186. Because these transactions involve Westmeria shares and employees, these 5,148,750 shares will be shown as a deemed contribution by the sole shareholder to Westmeria and the debt transfer from these key employees to the now-majority shareholder as a deemed distribution.

Also in connection with this True Health transaction, 3,000,000 warrants were issued to consultants for services to be performed. 1,000,000 of these warrants are exercisable at $.001 per share, or $1,000. These warrants are recorded as compensation expense in June 2003 of $56,261. The other 2,000,000 warrants are at exercise prices ranging from $.40 to $1 per share, and no compensation expense will be recorded for them.